SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 10, 2011

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On November 10, 2011, Ashford Hospitality Trust, Inc. (the “Company”) amended the employment agreements of Monty Bennett, David A. Brooks, Douglas Kessler, David Kimichik and Mark Nunneley. The Company also entered into an amendment to the Non-Compete/Services Agreement with Archie Bennett, Jr., the chairman of the board. As to each executive and the chairman, the amendment eliminates any requirement or obligation of the Company to provide a gross-up payment for any excise tax imposed on the executive pursuant to Section 4999 of the Internal Revenue Code of 1986 or to reimburse the executive if any such excise tax is imposed.

This description is qualified in its entirety by reference to each Amendment, dated as of November 10, 2011, between the Company, Ashford Hospitality Limited Partnership (the “Operating Partnership”), and each executive officer of the Company or the chairman of the board, as applicable, each of which is attached hereto and incorporated herein by reference.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits

Exhibit	Description

10.1	Amendment to Employment Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and Monty Bennett

10.2	Amendment to Employment Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and David A. Brooks

10.3	Amendment to Employment Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and Douglas Kessler

10.4	Amendment to Employment Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and David Kimichik

10.5	Amendment to Employment Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and Mark Nunneley

10.6	Amendment to Non-Compete/Services Agreement, dated as of November 10, 2011, by and between the Company, the Operating Partnership, and Archie Bennett, Jr.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2011

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel